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                                                                      Exhibit 99

EXCHANGE NATIONAL BANCSHARES ANNOUNCES RE-ELECTION OF DIRECTORS
Jefferson City, MO
June 14, 2006

JEFFERSON CITY, MO, June 14, 2006 - Exchange National Bancshares of Jefferson City, MO (NASDAQ: EXJF) announced that at today's Annual Meeting of Shareholders, voters re-elected David R. Goller, James R. Loyd and Gus S. Wetzel, II as Class II directors to serve three-year terms expiring 2009.

David R. Goller has served as a Director of Exchange National Bancshares since its formation in 1993. He is presently an attorney with the law firm of Goller, Gardner & Feather, P.C. in Jefferson City, MO. James R. Loyd has also served as a Director of Exchange National Bancshares since its 1993 formation. Prior to his retirement, Mr. Loyd served as Executive Vice President of our Company. Gus
S. Wetzel, II has served as a Director of Exchange National Bancshares since 1999 and is currently a physician/surgeon with the Wetzel Clinic in Clinton, MO.

Other members of the 8 member board include President Chairman & CEO James E. Smith, President David T. Turner, Charles G. Dudenhoeffer, Jr., Philip D. Freeman, and Kevin L. Riley. The Company's three member advisory directorate is composed of former Chairman & CEO Donald L. Campbell, Harold G. Butzer and Julius S. Wall.

Exchange National Bancshares, Inc., a multi-bank holding company headquartered in Jefferson City, Missouri, is the parent company of The Exchange National Bank of Jefferson City with locations in California, Tipton and St. Robert; Citizens Union State Bank & Trust of Clinton with locations in Springfield, Lee's Summit, Branson, Windsor, Collins and Osceola; Bank 10 with locations in Belton, Drexel, Harrisonville, Independence and Raymore; and Osage Valley Bank of Warsaw.

Statements made in this press release that suggest Exchange National Bancshares' or management's intentions, hopes, beliefs, expectations, or predictions of the future include "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those projected in such forward-looking statements is contained from time to time in the company's quarterly and annual reports filed with the Securities and Exchange Commission.

Contact:   Kathleen Bruegenhemke
           Senior Vice President, Investor Relations
           TEL: 573.761.6100
           FAX: 573.761.6272
           www.exchangebancshares.com